Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Feng-Ming Wang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ambarella, Inc. on Form 10-K for the fiscal year ended January 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ambarella, Inc.

Date: March 27, 2020

By:	/s/ Feng-Ming Wang
Name:	Feng-Ming Wang
Title:	President and Chief Executive Officer

I, Kevin C. Eichler, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ambarella, Inc. on Form 10-K for the fiscal year ended January 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ambarella, Inc.

Date: March 27, 2020

By:	/s/ Kevin C. Eichler
Name:	Kevin C. Eichler
Title:	Chief Financial Officer